                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.   20549

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                 RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             Colony Bankcorp, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)


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

                             COLONY BANKCORP, INC.
                              POST OFFICE BOX 989
                             115 SOUTH GRANT STREET
                           FITZGERALD, GEORGIA 31750

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 28, 1998


To the shareholders of Colony Bankcorp, Inc.:

     Notice is hereby given that the annual meeting of shareholders (the "annual meeting") of Colony Bankcorp, Inc. (the "Company") will be held at Charles A. Harris Learning Center on East Central Technical Institute campus on Perry House Road, Fitzgerald, Georgia on Tuesday, April 28, 1998 at 6:00 p.m., local time, for the following purposes:

     (1) To elect 14 directors for a term of one (1) year; and
     (2) To transact any other business that may properly come before the annual meeting or any other adjournment or postponement thereof.

     The close of business on April 8, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

     Shareholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered - whether individually, as joint tenants, or in a representative capacity - and sign the related proxy accordingly.

     A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose germane to the annual meeting, during normal business hours, for a period of at least 10 days prior to the annual meeting at the Company's corporate offices located at the address set forth above.

     You are cordially invited to attend the annual meeting. Whether or not you plan to do so, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. Returning your proxy does not deprive you of your right to attend the annual meeting and to vote your shares in person.


     More detailed information regarding the matters to be acted upon at the special meeting is contained in the proxy statement accompanying this notice.

                                     By order of the Board of Directors


                                     ------------------------------------
                                     James D. Minix, President
                                     and Chief Executive Officer


Fitzgerald, Georgia
April 8, 1998

                             COLONY BANKCORP, INC.
                              Post Office Box 989
                             115 South Grant Street
                           Fitzgerald, Georgia 31750

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 1998


                              GENERAL INFORMATION


     This proxy statement and the accompanying form of proxy, which are first sent or given to shareholders on or about April 8, 1998, are furnished to the holders of shares of common stock of Colony Bankcorp, Inc. (the "Company") in connection with the solicitation by management of the Company of proxies for use at the annual meeting of shareholders of the Company to be held April 28, 1998, at 6:00 p.m., local time, at Charles A. Harris Learning Center on East Central Technical Institute campus on Perry House Road, Fitzgerald, Georgia, and any adjournment or postponement thereof.

     Any proxy given pursuant to this solicitation may be revoked at any time before it is voted by so notifying the secretary of the Company, Ben B. Mills, Jr., Post Office Box 989, 115 South Grant Street, Fitzgerald, Georgia 31750, in writing prior to the special meeting, or by appearing at the meeting and requesting the right to vote in person at the meeting, or by delivering to the secretary of the Company a duly executed proxy bearing a later date, without compliance with any other formalities. If the proxy is properly signed and returned by the shareholder and is not revoked, it will be voted at the special meeting in the manner specified therein. If a shareholder signs and returns the proxy but does not specify how the proxy is to be voted, the proxy will be voted for the election as a director of each of the nominees named herein.


     On April 8, 1998 the Company had issued and outstanding 2,217,513 shares of its $10.00 par value common stock, which constitutes its only class of voting securities, with each share entitled to one vote. Only shareholders of record at the close of business on April 8, 1998 are entitled to notice of and to vote at the special meeting of shareholders or any adjournments thereof.

     All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by the Company. In addition to the solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation in addition to their regular salaries.



                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders
----------------------

      The following table shows all persons known to the Board of Directors of the Company to be the beneficial owners on February 28, 1998 of more than 5% of the outstanding common stock of the Company, the only class of the Company's voting securities:


Name and Address             Amount and Nature      Percent of Class
of Beneficial Owner       of Beneficial Ownership      Outstanding
---------------------     -----------------------   ----------------

Robert Sidney Ross                265,073.5 /(1)/         11.95%
Post Office Box 666
Ocilla, Georgia 31774


Curtis A. Summerlin               128,892                  5.81%
Post Office Box 309
Broxton, Georgia 31519


/(1)/ Includes 223,818 shares owned by Robert Sidney Ross, 39,274.5 shares owned by Ross of Georgia, Inc. and 1,981 shares owned by minor child.

Security Ownership of Directors and Executive Officers
------------------------------------------------------


    The following table shows the number of shares of common stock beneficially owned by each director, director nominees and by all directors, director nominees and officers as a group on February 28, 1998.

  Name of                        Amount and Nature of       Percentage
Beneficial Owner               Beneficial Ownership/(1)/     of Class
----------------               ------------------------     ----------

Paul Branch, Jr.                    33,717                     1.52%

Terry Coleman                       39,439.5                   1.78%

L. Morris Downing, Jr.              66,321                     2.99%

Terry L. Hester                     39,076/(2)/                1.76%

Milton N. Hopkins, Jr.              19,800.5                   0.89%

Edwin W. Hortman, Jr.                9,267/(2)/                0.42%

Harold E. Kimball                   40,243                     1.81%

Marion H. Massee, III               71,753                     3.24%

Ben B. Mills, Jr.                   68,456                     3.09%

James D. Minix                      39,138/(2)/                1.76%

Ralph D. Roberts, M.D.              38,806.5                   1.75%

W. B. Roberts, Jr.                   7,700                     0.35%

R. Sidney Ross                     265,073.5                  11.95%

Joe K. Shiver                       23,447                     1.06%

Curits A. Summerlin                128,892                     5.81%

Executive Officers and Directors
as a Group (15 persons)            891,130                    40.18%



/(1)/ Includes shares owned by spouses and minor children of officers and directors, as well as shares owned by trust or businesses in which officers and directors have a significant interest. The information contained herein shall not be construed as an admission that any such person is, for purposes of
Section 13 (d) or Section 13 (g) of the Securities Exchange Act of 1934, the beneficial owner of any securities not held of record by that person or entity.

/(2)/ Includes shares held by Trustees of Colony Bankcorp, Inc. Profit Sharing and Stock Bonus Plan, of which, Messrs. Hester, Minix and Hortman participate and own 17,777; 7,482; and 1,963 allocated shares respectfully on December 31, 1997. Although shares are held by the Trustees, all plan participants direct the Trustees in the manner in which they wish their allocated shares to be voted. Unallocated shares, if any, will not be voted pursuant to the plan.

                      DIRECTOR AND MANAGEMENT INFORMATION

    The Company's bylaws provide that the Board of Directors shall consist of not less than three nor more than 25 persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. There are presently 14 members of the Board of Directors, and the Board of Directors has voted that the Board consist of 14 members for the Company's ensuing fiscal year.

     Management has nominated and the Board of Directors recommends the election of each of the nominees set forth in the following table as a director of the Company until the next annual meeting of shareholders or until his successor is duly elected and qualified. All of the nominees are currently directors of the Company. If any nominee is unable to serve as director, the proxy will be voted for a nominee named by the Board of Directors in his stead by those persons
named to vote the proxies.   The Board of Directors has no reason to believe
that any of its present nominees will be unable to serve. Provided a quorum is present at the annual meeting, directors shall be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the annual meeting.

The following table sets forth for each director and executive officer of the Company (a) the person's name and address, (b) his age at December 31, 1997, (c) the year he was first elected as a director or executive officer of the Company, and (d) his principal occupation for the last five years, his positions with the Company and with any subsidiary of the Company. All directors serve for a term of one year; all officers serve at the direction of the board.



                               DIRECTOR NOMINEES
                               -----------------

                                   Ages, Term, Principal Occupation for
Name and Address                   Last Five Years and Other Directorships
----------------                   ---------------------------------------
Paul Branch, Jr.                   Age 72; Director since November 11, 1982;
493 Benjamin H. Hill Drive West    Farmer and Businessman; Director Emeritus,
Fitzgerald, Georgia 31750          The Bank of Fitzgerald

Terry Coleman                      Age 54; Director since May, 1990; Owner of
P. O. Box 157                      Owner of Huddle House in  Eastman; State
Eastman, Georgia 31023             Representative; Director, The Bank of Dodge
                                   County

L. Morris Downing, Jr.             Age 55; Director since July, 1994;
127 Shady Lane                     President of Lowell Packing Company;
Fitzgerald, Georgia 31750          Director, Colony Management Services, Inc.

Terry L. Hester *                  Age 43; Director since March, 1990;
128 Carter's Road                  Executive Vice President and Chief Financial
Fitzgerald, Georgia 31750          Officer of the Company since June,
                                   1994; Acting President and CEO from June
                                   1993 to June 1994; Treasurer since 1982;
                                   Director, Community Bank of Wilcox

Milton N. Hopkins, Jr.             Age 71; Director since November 11, 1982;
360 Peacock Road                   Farmer and Businessman; Director
Fitzgerald, Georgia 31750          Emeritus, The Bank of Fitzgerald

Harold E. Kimball                  Age 64; Director since November 11, 1982;
155 Pine Needle Road               Vice President of Dixie Electron,
Fitzgerald, Georgia 31750          Inc.; Chairman of the Board, The Bank of
                                   Fitzgerald; Director, Colony Management
                                   Services, Inc.

                                   Ages, Term, Principal Occupation for
Name and Address                   Last Five Years and Other Directorships
----------------                   ---------------------------------------

Marion H. Massee, III              Age 68; Director since November 11, 1982;
226 Jeff Davis Highway             Chairman of Board since February
Fitzgerald, Georgia 31750          1990; Chairman, Massee Builders, Inc.;
                                   Director Emeritus, The Bank of
                                   Fitzgerald; Director, Colony Management
                                   Services, Inc.

Ben B. Mills, Jr.                  Age 65; Director since November 11,
Post Office Box 985                1982 Attorney, Mills & Chasteen; Secretary
Fitzgerald, Georgia 31750          of Bankcorp since June 8, 1993; Director,
                                   The Bank of Fitzgerald; Director,
                                   Ashburn Bank


James D. Minix *                   Age 56;  Director since March, 1994;
150 Lakeview Drive                 President and Chief Executive Officer of
Fitzgerald, Georgia 31750          the Company since June, 1994; President
                                   and CEO of The Bank of Fitzgerald
                                   January, 1993 to June, 1994; President
                                   CEO of Ashburn Bank February, 1990 to
                                   December, 1992; Director, The Bank of
                                   Fitzgerald, Ashburn Bank, Colony Bank
                                   Southeast and Colony Management Services,
                                   Inc.


Ralph D. Roberts, M.D.             Age 73; Director since November 11, 1982
948 West Roanoke Drive             Physician; Director Emeritus, The Bank
Fitzgerald, Georgia 31750          of Fitzgerald


W. B. Roberts, Jr.                 Age 55; Director since March, 1990;
Route 1 Box 166                    Farmer and Businessman; Chairman of the
Ashburn, Georgia 31714             Board, Ashburn Bank


R. Sidney Ross                     Age 56; Director since November 11, 1982;
Post Office Box 666                President, Ross of Georgia, Inc.; Vice
Ocilla, Georgia 31774              Chairman of The Board, The Bank of
                                   Fitzgerald

Joe K. Shiver                      Age 72; Director since June, 1994;
407 East Wallace Street            President of Shiver Tractor Company;
Sylvester, Georgia 31791           Director, Bank of Worth

Curtis A. Summerlin                Age 49;  Director since December, 1996;
Post Office Box 309                President and CEO, Colony Bank Southeast
Broxton, Georgia 31519


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ELECT THE FOURTEEN NOMINEES LISTED ABOVE TO SERVE AS DIRECTORS FOR THE FOLLOWING YEAR.



                              EXECUTIVE OFFICERS
                              ------------------

Edwin W. Hortman, Jr.  *      Age 44; President and CEO of Colony
111 Stratford Street          Management Services, Inc. since November,
Fitzgerald, Georgia 31750     1996; Senior Vice President of the
                              Company since February, 1996; Vice President of the Company November, 1992 to February,
                              1996;  Director, Colony Management
                              Services, Inc.


* Messrs. Minix, Hester and Hortman are the only executive officers of the Company.

                              CERTAIN TRANSACTIONS


   The Company's directors and officers and certain business organizations and individuals associated with them have been customers of and have had banking transactions with the Company's subsidiaries and are expected to continue such relationships in the future. Pursuant to such transactions, the Company's directors and officers from time to time have borrowed funds from the Company's subsidiaries for various business and personal reasons. Each of these loans has been made in strict compliance with state and federal statutes and regulations of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance. As of December 31, 1997, certain executive officers and directors and officers and companies in which they are an executive officer or partner or in which they have a 10% or more beneficial interest, were indebted to the banks in the aggregate amount of $5,856,392. The extensions of credit made by the Company's subsidiaries to the Company's directors and officers, (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with other persons, and (c) did not involve more than normal risk of collectibility or present other unfavorable features.

    The Company and its subsidiaries utilized the services of Mills and Chasteen PC during 1997. Mr. Ben B. Mills, Jr. is a director of the Company and a partner in that law firm.



                               CERTAIN LITIGATION


     There are no "material" pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the company or any of its subsidiaries is a party or of which any of their property is the subject. For purposes of this disclosure, the term "material" includes only those proceedings that involve primarily a claim for damages where the amount involved, exclusive of interest and cost, exceeds ten percent of the current assets of the Company and its subsidiaries on a consolidated basis.

    During the previous five years, no director, person nominated to become a director, or executive officer of the Company was the subject of a legal proceeding (as defined below) that is material to an evaluation of the ability or integrity of any such person. A "legal proceeding" includes: (1) a petition under the Federal Bankruptcy laws or any state insolvency law filed by or against the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; (2) any criminal proceeding in which such person was convicted or is presently a named subject of (excluding traffic violations and other minor offenses); (3) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, engaging in any activity regulated by the Commodity Futures Trading Commission, engaging in any type of business practice, engaging in any activity in connection with the purchase or sale of any security of commodity or in connection with any violation of federal or state securities laws or federal commodity laws, or from otherwise engaging in any investment related activity;
(4) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty days the right of any such person to engage in any activity regulated by the Commodity Futures Trading Commission or any other investment related activity; (5) any judgment by a court of competent jurisdiction or finding by the Securities and Exchange Commission, not subsequently reversed, suspended, or vacated, finding such person to have violated any federal or state securities law; and (6) any judgment by a court of compentent jurisdiction in a civil action or a finding by the Commodities Futures Trading Commission, not subsequently reversed, suspended or vacated, finding such person to have violated any federal commodities law.

                   DIRECTOR'S FEES, COMMITTEES AND ATTENDANCE


    Directors of the Company receive $500.00 for each monthly meeting of the Board of Directors of Colony Bankcorp, Inc. attended, and $400.00 for each monthly meeting of the Board of Directors at which they are not in attendance. In addition, each director of the Company received a bonus of $2,000.00 for 1997.

    Messrs. Kimball, Mills, Minix and Ross serve as directors of The Bank of Fitzgerald, and receive additional compensation for service in that capacity of $400.00 for each meeting of the Board attended and $300.00 for each meeting at which they are not in attendance. Messrs. Branch, Hopkins, Massee and Roberts serve as directors emeritus at The Bank of Fitzgerald and receive $200.00 for each Board meeting that they attend.

    James D. Minix, W. B. Roberts, Jr. and Ben B. Mills, Jr. serve as directors of Ashburn Bank and receive additional compensation in that capacity of $300.00 for each board meeting attended and $50.00 for each loan and audit committee meeting attended. Terry Coleman serves as director of The Bank of Dodge County and receives additional compensation in that capacity of $200.00 for each board meeting attended and $50.00 for each loan committee meeting attended. Joe K. Shiver serves as a director of Bank of Worth and receives additional compensation for those services in that capacity of $300 for each board meeting attended and $25.00 for each loan committee meeting attended. Curtis A. Summerlin and James D. Minix serve as directors of Colony Bank Southeast and receive $300.00 for each monthly board meeting attended. Terry L. Hester serves as director of Community Bank of Wilcox and receives $200.00 for each monthly board meeting attended. Messrs. Minix, Kimball, Massee, Downing and Hortman serve as directors of Colony Management Services, Inc. and receive $250.00 for each monthly board meeting attended.

   Under a plan, as amended, directors of The Bank of Fitzgerald were able to defer all or a portion of director's fees in return for a deferred income agreement under which a director agrees to serve as a director for either five or ten years without the director's fees compensation in exchange for an agreement for the Bank to pay the director a deferred amount of income at death, or upon their attaining the age of 65. With the deferred compensation, the Bank has purchased key man insurance on the participating directors to pay to the Bank a death benefit equal in value to the projected cost of the deferred income. Management believes the program will have no net cost to the Bank. The Bank charged $57,618.82 in expenses to the deferred compensation arrangement in 1997, representing payments made to five directors who had attained the specified age, together with a difference between premiums paid for the key man insurance by the Bank and accrual for funding payments under the plan at retirement and the increase in the cash value of the policies. All directors are participating in the plan, except for new directors elected since 1990. Neither the Company nor the other subsidiaries of the Company have a similar deferred income arrangement. All fees covered by that deferred compensation plan have been deferred, and all directors are now receiving directors fees. The Bank of Fitzgerald continues to pay premiums on the insurance policies procured, with five directors in 1997 receiving payments pursuant to that plan.

   The Board of Directors of the Company conducts regular meetings, generally on a monthly basis, and also conducts some of its business through meetings of the four committees described below. In 1997, the Board of Directors of the Company held 12 meetings. All directors attended at least 75% of all meetings of the full Board of Directors during 1997. No additional compensation was paid for serving on the four committees.

   The Executive Committee is responsible for assisiting the Board on the discharge of it duties and for reviewing and evaluating the Company's strategic plans. Messrs. Minix, Massee, Ross, Kimball, Mills and Summerlin were members of this committee in 1997. The Committee met 6 times during the year.

   The Compensation Committee is responsible for reviewing and setting the salaries and bonuses of the executive officers of Company, reviewing a cash incentive bonus plan and profit sharing compensation plan for employees of the Company and subsidiary banks and evaluating the Company's various benefit programs. Messrs. Minix, Massee, Downing, Coleman, Kimball and Shiver were members of this Committee in 1997. The Committee met 7 times during the year.

   The Audit Committee is responsible for reviewing with the Company's independent accountants the scope and results of their audit engagement and management letter and reviewing and evaluating the Company's internal auditing procedures and financial controls. Messrs. Branch, Hopkins, Kimball, Roberts (Ralph) and Hester were members of this Committee in 1997. The Committee met 12 times in 1997.

   The Asset/Liability Committee is responsible for reviewing and evaluating the Company's risk-management in liquidity, capital planning and asset mix and volume controls. Messrs. Dowing, Hester, Roberts (W.B.), Shiver and Summerlin were members of this Committee in 1997. The Committee met 2 times in 1997.



                        REPORT ON EXECUTIVE COMPENSATION



  The Compensation Committee is responsible for determining the compensation of the executive officers of Colony Bankcorp, Inc. and its subsidiaries, including those named in the Summary Compensation Table which appears elsewhere in this proxy statement. The components of executive compensation are salary, bonus awards under the Company's Incentive Cash Plan, contributions by the Company to its Profit Sharing Plan, director fees and the dollar value of our group term life insurance and company vehicles provided to executive officers.

   It is the policy of the Committee to deterimine the salary components of executive compensation principally upon the basis of corporate performance, although the elements of corporate performance may vary from year to year.
Among the performance factors which the Committee considers are profiability, asset quality, growth and corporate performance relative to industry standards such as problem asset levels, past due loan levels, loan production, net interest rate margin and net overhead. The Committee does not have a formula by which it calculates the relative weight of these performance factors in establishing base salary, but it gives significant subjective weight to the above performance factors and to the overall value of the Company from year to year. Bonuses for the Company's Cash Incentive Plan are tied to a weighting factor, of which one-half of the bonus award is based on the Company's return on equity, along with other weighting factors of loan growth, problem asset reduction, net interest rate margin, net overhead, past due loan levels and charge-off loan levels with the reward potential within a range of 6.25% to 50% of salary. Contributions to the Company's Profit Sharing Plan are tied directly to the Company's return on equity with a maximum of 10% of salary being contributed if the Company's return on equity is 15% or greater. The Committee also considers how the overall level of the Company's executive compensation compares to similar-sized bank holding companies in the Southeastern United States through compensation surveys provided by various industry associations and accounting firms. It was determined that the salary and bonus component of executive compensation was generally within competitive market limits of similar-sized bank holding companies. All other employment benefits of the executive officers were found to be generally within competitive limits.


    In setting the compensation for fiscal year 1997 of James D. Minix, the Company's President and Chief Executive Officer, which included no salary increase and a continuation of the bonus award with the Company's Cash Incentive Plan within a range of 12.50% to 50.00% of salary, the Committee did not apply an objective formula but did take into account the factors lised below:


     1. During fiscal year 1996, the Company continued to increase in value, as reflected by an approximate 11% increase in stockholder's equity from fiscal year 1995. During that same period , the market value of the Company's common stock increased by approximately 10%.


     2. The Company posted record earnings for fiscal year 1996. Net income for 1996 increased by approximately 24% from 1995.


     3. The Company's total assets increased by approximately 7% from fiscal year 1995 to fiscal year 1996.

The Board did not modify or reject any recommendations by the Compensation Committee in 1997 with respect to compensation decisions.

                             EXECUTIVE COMMITTEE


  The following table sets forth the aggregate annual compensation for each of the Company's chief executive officers and for each of the Company's executive officers whose compensation exceeded $100,000.00.

                                         Summary Compensation Table

                                             Annual Compensation
                           ------------------------------------------------------------
Name and                                                               Other Annual        Long Term           All Other

Principal Position /(a)/   Year /(b)/   Salary /(c)/   Bonus /(d)/   Compensation/ (e)/   Compensation /(f)/  Compensation /(g)/
-----------------------    -----------  ------------   -----------   ------------------   -----------------   -----------------

James D. Minix, President   1997         $121,800.12    $12,000.00   $31,796.23 /(1)/      $     -0-           $     -0-
and Chief Executive         1996         $121,800.12    $12,000.00   $23,467.55 /(1)/      $     -0-           $     -0-
Officer of Bankcorp         1995         $116,000.04    $12,000.00   $20,347.22 /(1)/      $     -0-           $     -0-

Terry L. Hester, Executive  1997         $ 81,250.00    $ 5,000.00   $17,023.44 /(1)/      $     -0-           $     -0-
Vice President and Chief    1996         $ 78,750.10    $ 5,000.00   $12,269.09 /(1)/      $     -0-           $     -0-
Financial Officer of        1995         $ 75,000.12    $10,000.00   $11,656.23 /(1)/      $     -0-           $     -0-
Bankcorp



/(e)/ /(1)/  Includes dollar value of Group Term Life and company vehicle provided to executive officers as follows:

                         Name               1997           1996            1995
                         ----               ----           ----            ----

                    James D. Minix      $ 1,848.58        $ 1,961.44      $ 1,472.22
                    Terry L. Hester     $   450.69        $   492.21      $   481.22

              Includes contribution to the profit sharing plan  of Colony Bankcorp, Inc. as follows:


                         Name                1997           1996             1995
                         ----                -----          ----             ----

                     James D. Minix       $11,747.65         $11,306.11      $9,375.00
                     Terry L. Hester      $ 7,572.75         $ 7,076.88      $6,375.01


              Includes director's fees paid by the Company and its subsidiaries as follows:


                         Name             1997               1996            1995
                         ----             ----               ----            ----

                     James D. Minix       $18,200.00         $10,200.00      $ 9,500.00
                     Terry L. Hester      $ 9,000.00         $ 4,700.00      $ 4,800.00

See "Certain Transactions" for additional information concerning fees paid to directors.

/(f)/ There were no long term compensation awards for restricted stock awards or options/SARs or long term compensation payouts for LTIP payouts for any executive officers.

/(g)/ There was no additional compensation for any executive officers to be reported in column (g)



     Each of the subsidiary banks of the Company has adopted a profit sharing and stock bonus plan which provides for the Board of Directors to make a discretionary contribution to the plan in an amount out of profits not to exceed 10% of the total annual compensation of the employees eligible to participate in the plan. Employees are eligible to participate after completion of one year of service. The contribution by the Bank is allocated among the participants according to the ratio of the participant's compensation to the total compensation of all employees. The employee's interest vests over a period of 7 years; prior to 1989 an employee's interest in its individual account vested over a period of 11 years. For the year ending December 31, 1997 the Board of Directors of the Company and subsidiary banks voted to contribute in the aggregate $295,452 of the profits of the Company to the Company's profit sharing plans.

   James D. Minix, Terry L. Hester and Edwin W. Hortman, Jr. are the only executive officers of Colony Bankcorp, Inc. Mr. Minix has served as President and Chief Executive Officer of the Company since June 1, 1994. Prior to being elected President of the Company, he served as President of The Bank of Fitzgerald from January 1, 1993 to June 1, 1994 and as President of Ashburn Bank from February 26, 1990 to December 31, 1992. Mr. Hester has served as Executive Vice President and Chief Financial Officer since June 1, 1994. Prior to being elected Executive Vice President, he served as Acting President and Chief Executive Officer of the Company from June 8, 1993 to June 1, 1994. Mr. Hester has served as Treasurer of the Company since 1982. Mr. Hortman has served as Senior Vice President since February 1996 and as Vice President from November, 1992 to February, 1996 and is responsible for credit review, compliance, auditing and data processing. Mr. Hortman has served as President and Chief Executive Officer of Colony Management Services, Inc. since its inception in November, 1996.

                               PERFORMANCE GRAPH

The following graph shows the comparison of five-year cumulative total return among (i) Colony Bankcorp, Inc. common stock, (ii) the NASDAQ - Total US Index and (iii) SNL Southeast Banks Index.

                    [GRAPH OF COLONY BANKCORP APPEARS HERE]

                                              Period Ending
                        --------------------------------------------------------
Index                     12/31/92 12/31/93 12/31/94 12/31/95 12/31/96 12/31/97
--------------------------------------------------------------------------------
Colony Bankcorp, Inc.      $100.0   $102.17  $106.52  $140.88  $157.29  $202.10
NASDAQ - Total US          $100.0   $114.80  $112.21  $158.70  $195.19  $239.53
SNL Southeast Banks Index  $100.0   $105.14  $105.27  $157.89  $216.73  $328.55

* Assumes $100.00 invested on December 31, 1992, with reinvestment of dividends.

                         INDEPENDENT PUBLIC ACCOUNTANTS



  The Board of Directors has appointed McNair, McLemore, Middlebrooks & Co. as the Company's independent public accountants for the fiscal year ending December 31, 1998. Representatives of McNair, McLemore, Middlebrooks & Co. will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.



                                 OTHER MATTERS



  The Board of Directors does not contemplate bringing before the meeting any matter other than those specified in the notice of annual meeting of shareholders, nor does it have information that other matters will be presented at the meeting. If other matters come before the meeting, signed proxies will be voted upon such questions in accordance with the best judgment of the persons acting under the proxies.



                                   FORM 10-K



UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL, WITHOUT CHARGE, FURNISH ANY OWNER OF COMMON STOCK A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULE THERETO. COPIES OF EXHIBITS TO THE FORM 10-K ARE ALSO AVAILABLE UPON SPECIFIC REQUEST AND PAYMENT OF A REASONABLE CHARGE FOR REPRODUCTION. SUCH REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT THE ADDRESS INDICATED ON THE FRONT OF THE PROXY STATEMENT.




                             SHAREHOLDER PROPOSALS


  Any shareholder proposal intended to be presented at the 1998 annual meeting of shareholders and to be included in the Company's proxy statement and proxy for that meeting must be received by the Company, directed to the attention of the Secretary, not later than December 8, 1998. Any such proposal must comply with all respects with the rules and regulations of the Securities and Exchange Commission.


                                              By order of the
                                              Board of Directors



                                              JAMES D. MINIX,  President
                                              and Chief Executive Officer


Fitzgerald, Georgia
April  8, 1998

                             COLONY BANKCORP, INC.
                              POST OFFICE BOX 989
                             115 SOUTH GRANT STREET
                           FITZGERALD, GEORGIA 31750


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

    The undersigned hereby appoints Marion H. Massee, III and James D. Minix and each of them, with full power of substitution, to represent and vote as designated herein at the annual meeting of shareholders of Colony Bankcorp, Inc. to be held Tuesday, April 28, 1998 at 6:00 p.m., local time, at Charles
A. Harris Learning Center on East Central Technical Institute campus on Perry House Road, Fitzgerald, Georgia and at any adjournment or postponement thereof, with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the exceeded form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the shares of common stock which the undersigned may be entitled to vote.

    PROPOSAL: To elect the fourteen nominees listed below to serve as directors for the following year:

      FOR all nominees listed                            WITHHOLD AUTHORITY to
----- below (except as marked                      ----- vote for all nominees
      to the contrary below).                            listed below.

      Paul Branch, Jr.                                   Ben B. Mills, Jr.

      Terry Coleman                                      James D. Minix

      L. Morris Downing, Jr.                             Ralph D. Roberts, M.D.

      Terry L. Hester                                    W.B. Roberts, Jr.

      Milton N. Hopkins, Jr.                             R. Sidney Ross

      Harold E. Kimball                                  Joe K. Shiver

      Marion H. Massee, III                              Curtis A. Summerlin

    INSTRUCTIONS: To Withhold authority to vote for any individual nominees, mark "FOR" above and write the names of such nominees for whom you wish to withhold authority in the space provided below:


________________________________________________________________________________

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR ALL NOMINEES
                                                               ---
LISTED ABOVE.

The Board of Directors recommends a vote FOR the election of the above nominees to the Board of Directors.

     If other matters properly come before the meeting, the persons named herein as proxy shall have the discretionary authority to vote with respect to such matters after considering the recommendations of management.

     The undersigned hereby acknowledges receipt of the annual report of the company for the fiscal year ended December 31, 1997 and the notice of annual meeting and proxy statement of the Company for the above-mentioned annual meeting of shareholders.

     Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.



DATE:___________________________, 1998


INDIVIDUALS:                            ENTITIES:


----------------------------
Name  (Please Print)                    (Please Print)

                                        ------------------------------
----------------------------
Signature                               BY:


----------------------------            ------------------------------
Name of Joint Tenant or                 Signature
Tenant-in-Common,
if any  (Please Print)

                                        ------------------------------
-----------------------------           Position
Signature of Joint Tenant  or
Tenant-In-Common, if any